Exhibit 2.2

AMENDMENT NO. 1

TO

ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is entered into effective as of March 1, 2011, by Marshall Edwards, Inc., a Delaware corporation (the “Buyer”), Novogen Limited, a public company limited by shares and incorporated under the laws of New South Wales, Australia (the “Seller Parent”), and Novogen Research Pty Limited, a proprietary limited company incorporated under the laws of Australia and a wholly-owned subsidiary of Seller Parent (the “Seller”).

WHEREAS, the Buyer, the Seller Parent and the Seller are parties to that certain Asset Purchase Agreement, dated as of December 21, 2010 (the “Asset Purchase Agreement”); and

WHEREAS, the Buyer, the Seller Parent and the Seller wish to amend the Asset Purchase Agreement as set forth herein and in accordance with Section 8.5 of the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the respective covenants and agreements set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Agreement

1. Effective as of the date hereof, the Asset Purchase Agreement is hereby amended as follows:

(a) The date “March 31, 2011” in Section 8.1(e) of the Asset Purchase Agreement is hereby deleted in its entirety and replaced with the date “May 31, 2011”.

2 Except as expressly amended hereby, the Asset Purchase Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Asset Purchase Agreement or any of the documents referred to therein. This Amendment shall form a part of the Asset Purchase Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Asset Purchase Agreement shall be deemed a reference to the Asset Purchase Agreement as amended hereby. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto.

3. This Amendment shall become effective upon execution by each of the parties hereto. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Construction and interpretation of this Amendment shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Amendment to the substantive Applicable Law (as such term is defined in the Asset Purchase Agreement) of another jurisdiction This Amendment constitutes the entire agreement between the parties hereto with respect to the matters herein and supersedes all prior agreements and understandings between them with respect thereto. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Amendment.

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2

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Name: Daniel P. Gold
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above

NOVOGEN LIMITED

By:	/s/ William D. Rueckert
Name: William D. Rueckert
Title: Director

By:	/s/ Ronald Lea Erratt
Name: Ronald Lea Erratt
Title: Company Secretary

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above

NOVOGEN RESEARCH PTY LIMITED

By:	/s/ William D. Rueckert
Name: William D. Rueckert
Title: Director

By:	/s/ Ronald Lea Erratt
Name: Ronald Lea Erratt
Title: Company Secretary